Exhibit 99.1

Contact: Richard Crowley
Micrel, Incorporated
2180 Fortune Drive
San Jose, CA 95131
Phone: (408) 944-0800
                                                                [MICREL LOGO]

Press Release

                Micrel Board Approves 2007 Share Repurchase Plan

   San Jose, CA, December 1, 2006 - Micrel, Incorporated (Nasdaq NM: MCRL), an industry leader in high performance analog and high-speed mixed signal solutions reported today that its Board of Directors has approved a $50 million share repurchase program for calendar year 2007. The new share repurchase plan will take effect after the Company's previously authorized 2006 share repurchase program terminates on December 31, 2006.

   The Company stated that the repurchases may occur from time to time in the open market or, in privately negotiated transactions through December 31, 2007. The timing and amount of any repurchase of shares will be determined by the Company's management, based on its evaluation of market conditions and other factors.

   Micrel had 78,201,597 shares of common stock outstanding as of November 31, 2006.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

   This release includes statements that qualify as forward-looking statements under the Private Securities Reform Act of 1995. Those statements include statements about the following topics: our expectations regarding the future repurchase of Micrel common stock. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. Those risks and uncertainties include, but are not limited to, such factors as: the relative performance of the economy and the U.S. stock markets as a whole, fluctuations in the market price of Micrel's common stock and other market conditions, the difficulty of predicting our future cash needs, the nature of other investment opportunities available to the Company from time to time and Micrel's operating cash flow. For further discussion of these risks and uncertainties, we refer you to the documents the Company files with the SEC from time to time, including the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and quarterly report on Form 10-Q for the quarter ended September 30, 2006. All forward-looking statements are made as of today, and the Company disclaims any duty to update such statements.

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